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                                                                      EXHBIT 6.3

                             SUBSCRIPTION AGREEMENT


Northern Star Financial, Inc.
410 Jackson Street, Suite 510
Mankato, MN  56001

Gentlemen:

     For good and valuable consideration, the receipt and sufficiency which the Subscriber and Company acknowledge, the undersigned hereby agrees to purchase that number of shares of Common Stock, $1.00 par value (the "Shares"), of Northern Star Financial, Inc., a Minnesota corporation (the "Company"), at a price of $10.00 per share, as are set forth on the signature page of this Subscription Agreement. I understand and agree that upon satisfaction of all the conditions specified in Section 3, (i) I am legally bound to purchase the Shares, and (ii) the total subscription amount will be due and payable to the Company. By execution of this Subscription Agreement, the undersigned acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

     1. SUBSCRIBER'S REPRESENTATIONS. The undersigned acknowledges and represents as follows:

         (a) That the undersigned has received, reviewed and is familiar with the Private Placement Memorandum dated December 1, 1997 (the "Memorandum").

         (b) That the undersigned is familiar with the risks of the proposed business of the Company and has had the opportunity to meet with the officers of the Company and discuss the Memorandum, and has been given access to any other information regarding the Company that he or she desires or that may be necessary to verify the accuracy of information provided in the Memorandum.

         (c) That the undersigned understands that a purchase of the Shares involves a high degree of risk, but that the undersigned is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of the undersigned's investment in the Shares;

         (d) That the undersigned has obtained, to the extent the undersigned deems necessary, the undersigned's own personal professional advice with respect to the risks inherent in the investment in the Shares, and the suitability of an investment in the Shares in light of the undersigned's financial condition and investment needs.

         (e) That the undersigned believes that the investment in the Shares is suitable for the undersigned based upon the undersigned's investment objectives and financial needs, and
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the undersigned has adequate means for providing for the undersigned's current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Shares.

         (f) That the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the prospective investment in the Shares and has the net worth to undertake such risks;

         (g) That the undersigned acknowledges that the projections attached to the Memorandum are a reflection of the Company's objectives and cannot form the basis for an investment in the Common Stock without a thorough review of the Memorandum and that such projections, although based on what the Company believes are reasonable assumptions, are merely estimates by the Company and that the Company's operating results will vary from such projections and such variations will likely be material; and

         (h) That the undersigned realizes that (i) the purchase of the Shares is a long-term investment; (ii) the Shares have not been registered under the Securities Act of 1993, as amended (the "Act"), or under the securities laws of any state; and (iii) the shares, when issued, will be restricted securities, and may not be transferred unless sold pursuant to an effective registration statement covering the Shares or an exemption from registration is available.

     2. SUBSCRIBER'S RESIDENCY. The undersigned represents and warrants that the undersigned is a bona fide resident of, is domiciled in and received the offer and made the decision to invest in the Shares in the state set forth on the signature page below under "Addresses" and that the Shares are being purchased by the undersigned in the undersigned's name solely for the undersigned's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust or organization.

     3. CONDITIONS TO PERFORMANCE. The full subscription amount is due and payable upon (i) receipt by the Company and its wholly-owned subsidiary, Northern Star Bank (the "Bank") of all government approvals, including approvals from the Minnesota Department of Commerce, FDIC and Board of Governors of the Federal Reserve System, necessary for the Company to be a bank holding company and the Bank to commence its banking operation. The consummation of the purchase and sale of the Shares (the "Closing") shall occur on, but in no event prior to, the date the Company and Bank receive all necessary government approvals.

     4. EXPIRATION DATE. Subscriptions will be received until 5:00 p.m. Minnesota time, on June 30, 1998. The Company reserves the right to terminate the offering earlier or extend the offering period without notice to subscribers.

                                       2
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                                   SIGNATURES

(A) The Number of Shares of Common Stock of Northern Star Financial, Inc., that I wish to Subscribe for:

          ________________________    _________________________________________
              Number of Shares         Total Price (410.00 x Number of Shares)

(B)  Manner in which title to the Shares is to be held:

      [ ] Individual                          [ ] Tenants in Common
      [ ] Joint Tenant with right of          [ ] Corporation
      [ ] Survivorship
      [ ] Partnership                         [ ] Trust
      [ ] Other (Please describe) ________    [ ] IRA or Keogh (undersigned
          ________________________________    [ ] has investment power)

(C) Name in which title is to be held (Please Print - the certificate will be issued in this name):
    __________________________________________________________________________

(D) Address of Subscriber's Domicile and Bona Fide Residence:

    __________________________________________________________________________
     Street

    __________________________________________________________________________
     City, State and Zip Code

(E) Social Security or Tax ID Number (Both if Grantor trust or partnership:

    __________________________________________________________________________

(F)  Signatures:

     (i) Individual Signatures (If you are purchasing as joint tenants or tenants in common, both parties must sign):

     X __________________________        X_______________________________
     (ii) Corporate, Partnership and other Entities (Print Name of Equity and form if unclear):
                                         ________________________________
                                         (Name of entity)

                                         By:_____________________________
                                           Its:__________________________
Dated:______________, 1998

   This Subscription Agreement is accepted as of_______, 1998
                                            Northern Star Financial, Inc.

                                         By:________________________
                                            Its:  President